SATISFACTION OF DEBT AGREEMENT


         THIS SATISFACTION OF DEBT AGREEMENT is made as of the 1st day of November, 2000 ("Effective Date") among Horizon Blue Cross Blue Shield of New Jersey, f/k/a Blue Cross and Blue Shield of New Jersey, Inc. ("BCBS"), a New Jersey corporation, Horizon Healthcare of New Jersey, Inc. ("Healthcare"), a New Jersey corporation (BCBS and Healthcare are hereinafter sometimes jointly referred to as "Horizon"), and CareAdvantage, Inc., a Delaware corporation ("CAI"), CareAdvantage Health Systems, Inc. ("CAHS"), a Delaware corporation, and Contemporary HealthCare Management, Inc. ("CHCM"), a New Jersey corporation (CAI, CAHS and CHCM are hereinafter sometimes jointly referred to as "CareAdvantage").

                                    Recitals

         CareAdvantage is indebted to Horizon as following:

               (i) to BCBS pursuant to a promissory note by CHCM dated April 1, 1997 in the face amount of $1,862,823 (the "BCBS Promissory Note"), which as of the Effective Date hereof has an unpaid principal balance of $692,571 and accrued and unpaid interest of $40,139, for a total indebtedness of $732,710; and

               (ii) to Healthcare in the amount of $839,000 plus accrued and unpaid interest on account of the Healthcare Promissory Note as defined herein (the "Healthcare Debt") in respect of settlement of litigation also involving Allied Specialty Care Services, Inc. which is described in Item 3(b) of CAI's Form 10KSB of for its fiscal year ended December 31, 1999 filed with the Securities and Exchange Commission ("SEC"), $419,500 of which, together with accrued and unpaid interest as of the date hereof in the amount of $6,030, is evidenced by a promissory note by CAI dated August 9, 2000 ("Healthcare Promissory Note").

The combined indebtedness of CareAdvantage to Horizon described in (i) and (ii) above is hereinafter jointly referred to as the "Horizon Debt".

         The parties have agreed on the terms of payment and satisfaction of the Horizon Debt by the issuance by CAI to Horizon of shares of its common stock, $.001 par value.

         NOW, THEREFOR, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         Section 1.   Satisfaction of Horizon Debt.
                      ----------------------------

                  1.1. At the Closing referred to in Section 2 hereof, CareAdvantage shall pay and will satisfy the Horizon Debt in full by the issuance and delivery to Horizon of that number of shares of CAI's common stock, $.001 par value ("Common Stock"), determined in Section 1.2 hereof.

                  1.2. The number of shares of Common Stock to be issued pursuant to Section 1.1 shall be equal to the sum of (A) the amount of the Horizon Debt divided by the greater of (i) the average mean between the closing bid and asked prices per share of Common Stock on the over-the-counter bulletin board market for the twenty (20) trading days ending on the fifth business day preceding Closing, as hereinafter defined, or (ii) twelve cents ($.12) (the "Basic Shares"), plus (B) that number of additional shares of Common Stock equal to twenty percent (20%) of the number of Basic Shares ( the "Additional Shares" and the sum of Basic Shares and Additional Shares, the "Shares").





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         Section 2.   Closing.
                      -------

                  2.1. The closing ("Closing") of the transactions described herein shall occur on (i) the tenth day after the latest of (A) the consent to this Agreement by CW Ventures II, L.P.; (B) the filing of Articles of Amendment to CAI's Certificate of Incorporation increasing the number of authorized shares of Common Stock, (C) approval by the boards of directors of Healthcare and Horizon Healthcare Plan Holding Company, Inc. ("Holdco") of the dividend contemplated by Section 2.3 hereof and (D) Horizon's receipt of approval of the transactions contemplated by this Agreement from the New Jersey Department of Banking and Insurance and the New Jersey Department of Health and Senior Services (collectively, the "Departments") as provided by Section 3.7 hereof; or
(ii) such other date as the parties may agree. Unless the parties otherwise agree, in the event that the Closing has not occurred by March 31, 2001, then this Agreement shall be null and void.

                  2.2. At the Closing, (i) CAI shall deliver to BCBS CAI's stock certificate for 46.44% of the Shares; (ii) CAI shall deliver to Healthcare CAI's stock certificate for 53.56% of the Shares; (iii) CAI shall pay an amount of cash to BCBS as is equal to the accrued interest on the BCBS Promissory Note computed from the Effective Date to the Closing; (iv) CAI shall pay an amount of cash to Healthcare as is equal to the accrued interest on the Healthcare Promissory note computed from the Effective Date to the Closing; (v) BCBS shall deliver the BCBS Promissory Note to CAI marked "Paid in Full"; and (vi) Healthcare shall deliver the Healthcare Promissory Note to CAI marked "Paid in Full".

                  2.3 Promptly following the Closing, Healthcare shall transfer by dividend to Holdco and Holdco shall transfer by dividend to BCBS the Shares represented by the stock certificate described in Section 2.2(ii) hereof.

                  2.4. Subject to the performance by CAI of the obligations contained in clauses (i) and (ii) of Section 2.2 hereof, each of BCBS and Healthcare hereby releases and forever discharges CareAdvantage from any and all debts, liabilities, claims and other obligations of any nature whatsoever arising from or in connection with the Healthcare Debt and the BCBS Promissory Note and the Healthcare Promissory Note.

         Section 3.   Representations of Healthcare and BCBS.
                      --------------------------------------

                  Each of Healthcare and BCBS hereby represents as of the date hereof and as of the Closing date that:

                  3.1. It is acquiring the Shares for its own account for investment only and not with a view toward, or in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws.

                  3.2. It is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D. Horizon has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of ownership of the Shares. Horizon is aware that it may be required to bear the economic risk of ownership of the Shares for an indefinite period of time, and is able to bear such risk for such period.

                  3.3. It has been furnished with such information relating to the business, finances and operations of CAI as it has considered necessary to make an informed investment decision with respect to the ownership of the Shares.

                  3.4. It understands that the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless either (i) subsequently registered thereunder, or (ii) it shall have delivered to CAI an opinion of counsel reasonably satisfactory to CAI, in form, scope and substance reasonably satisfactory to CAI, to the effect that the Shares to be sold,


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assigned or  transferred  may be sold,  assigned or  transferred  pursuant to an exemption from such registration, including, but not limited to, reliance on SEC Rule 144.

                  3.5. It understands that the Shares will bear CAI's standard restrictive legend to the effect that the Shares may not be sold or transferred in the absence of an effective registration statement or an opinion of counsel reasonably acceptable to CAI that registration is not required.

                  3.6. This Agreement has been duly and validly authorized, executed and delivered by each and is the valid and binding agreement of each enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or other similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies and by other general principles of equity.

                  3.7 As to each of Healthcare and BCBS, respectively, the execution, delivery and performance of all terms of this Agreement does not and will not conflict with or violate any provision of its charter or bylaws, any law, regulation, rule or order binding upon it or any agreement, arrangement or plan to which it is a party or by which it is bound; and does not require any consent, authorization or approval of any governmental agency, regulatory authority or any other organization or any other person or, if required, the same has been obtained and is in full force and effect; provided, however, that Horizon's obligations to perform this Agreement shall be contingent upon its obtaining the approvals of (i) the boards of directors of Healthcare and Holdco of the dividend contemplated by Section 2.3 hereof and (ii) the Departments.

         Section 4.   Representations of CAI.
                      -----------------------

                  CAI hereby represents as of the date hereof and as of the Closing date that:

                  4.1. This Agreement has been duly and validly authorized, executed and delivered by CAI and is the valid and binding agreement of CAI enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or other similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies and by other general principles of equity.

                  4.2. The issuance of the Shares has been duly authorized by the Board of Directors of CAI and the Shares will be, upon delivery to BCBS and Healthcare, respectively, validly issued, fully paid and non-assessable.

                  4.3. CAI is issuing the Shares to BCBS and Healthcare hereunder in reliance upon exemptions from securities registration under the Securities Act afforded by the provisions of Section 4(2) of the Act for issuances not involving any public offering.

                  4.4 The execution, delivery and performance of all terms of this Agreement does not and will not conflict with or violate any provision of its charter or bylaws, any law, regulation, rule or order binding upon it or any agreement, arrangement or plan to which it is a party or by which it is bound; and does not require any consent, authorization or approval of any governmental agency, regulatory authority or any other organization or any other person or, if required, the same has been obtained and is in full force and effect; provided, however, that CAI's obligations to perform this agreement shall be contingent upon its obtaining the approval of CW Ventures II, L.P.

                  4.5 The issuance of the Shares contemplated by this Agreement shall not constitute a change of control or similar event under any agreement, arrangement or plan to which CAI, CAHS or CHCM is a party or by which CAI, CAHS or CHCM is bound, including, without limitation, any employment agreement or stock option between CareAdvantage and a CareAdvantage employee, except to the extent that any such change of control or similar event would not give rise to

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any additional  obligations on CAI, CAHS or CHCM or any additional rights in any third party under any such agreement, arrangement or plan.

         Section 5. Further Assurances. Each party hereto covenants and agrees to take any and all actions, and shall execute and deliver all such other agreements, certificates, instruments and documents, as may be necessary or appropriate and as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, Horizon agrees to file with the Departments, on or before December 8, 2000, the Prior Notice of a Transaction on Form D required in order to obtain the approval described in Section 2.1(i)(D) hereof.


         Section 6. General Matters. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to its principles of conflict of laws. This Agreement contains the entire understanding of the parties with respect to the matters covered herein. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal as of the date first above written.



                              HORIZON BLUE CROSS AND BLUE SHIELD OF NEW JERSEY f/k/a BLUE CROSS AND BLUE SHIELD OF NEW JERSEY, INC.


                              By: /s/ Robert Pures
                                  ---------------------------------
                              Name: Robert Pures
                              Title:

                              HORIZON HEALTHCARE OF NEW JERSEY, INC.


                              By: /s/ William Frantel
                                 -----------------------------------
                              Name: William Frantel
                              Title:

                              CAREADVANTAGE, INC.


                              By: /s/ David G. Noone
                                 ----------------------------------
                              Name: David G. Noone
                              Title: Chief Executive Officer

                                    CONSENT

         CW Ventures II, L.P. hereby consents to the execution of the above Agreement by CAI, its issuance of shares of its common stock to BCBS and Healthcare and the transfer of shares of common stock from Healthcare to BCBS pursuant thereto.

                              CW VENTURES II, L.P.

                              By:    CW PARTNERS III, L.P., its General Partner

                                     By: /s/ Barry Weinberg
                                         --------------------------------------
                                     Name: Barry Weinberg
                                     Title:  General Partner






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